UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 26, 2020

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54208	90-0967447
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2390 East Orangewood Avenue, Suite 575
Anaheim, California 92806
(Address of Principal Executive Office) (Zip Code)

(714) 462-4880
(Registrant’s telephone number, including area code)

__________________________________________
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
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If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New President

On February 26, 2020, Brady Granier, the President and Chief Executive Officer of BioCorRx Inc. (the “Company”) resigned from his position as President of the Company (the “President’s Resignation”), effective immediately. Mr. Granier will remain with the Company in his capacity as Chief Executive Officer and a member of the Board of Directors of the Company (the “Board”).

On February 26, 2020, in connection with the President’s Resignation, the Board appointed Lourdes Felix, Chief Financial Officer, the new President of the Company, effective immediately. In connection with her appointment as President, Ms. Felix resigned from her position as Chief Operating Officer, effective immediately. Ms. Felix will continue to hold the position of Chief Financial Officer and remain a member of the Board.

Item 8.01.

Other Events.

On March 2, 2020, the Company issued a press release announcing Ms. Felix’s promotion along with other business updates. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 2, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BioCorRx Inc.

Date: March 3, 2020	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer

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